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                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of The Kroger Co. on Form S-8 (File No. 2-98858), Form S-8 (File No. 33-2056), Form S-8 (File No. 33-20734), Form S-8 (File No. 33-29640), Form S-8 (File No. 33-
25698), Form S-8 (File No. 33-29271), Form S-8 (File No. 33-38121), Form S-8
(File No. 33-38122), Form S-8 (File No. 33-53747), Form S-8 (File No. 33-55501),
Form S-8 (File No. 333-11859), Form S-8 (File No. 333-11909), Form S-3 (File No.
333-06763), Form S-8 (File No. 333-27211) and Form S-3 (File No. 33-61563) of
our report dated January 22, 1998, on our audits of the consolidated financial statements of The Kroger Co. as of December 27, 1997, and December 28, 1996, and for the years ended December 27, 1997, December 28, 1996, and December 30, 1995, which report is included in this Annual Report on Form 10-K.



(Coopers & Lybrand L.L.P.)
Coopers & Lybrand L.L.P.
Cincinnati, Ohio
March 13, 1998